UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 1, 2016

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-191721	99-0384160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

BCI Restructuring Engagement

On December 1, 2016, MyDx, Inc. (“MyDx”, or the “Company”) entered into an advisory services agreement (the “Advisory Services Agreement”) with BCI Advisors, LLC (“BCI”) pursuant to which BCI shall, provide advice and counsel to senior management of the Company on business planning and strategy, restructuring and recapitalization, and consultation to the Board of Directors. BCI will be paid an initial fee of $50,000 in cash or unrestricted shares of the Company’s Common Stock, and a retainer fee of $25,000 per month for the eleven (11) months subsequent thereto. The Advisory Services Agreement is for a term of 360 days, unless terminated sooner pursuant to the terms as stated therein.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Advisory Services Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the agreement. A copy of the Advisory Services Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Securities Purchase Agreement, Escrow Agreement and Warrant

On or about December 23, 2016, the Company entered into a Securities Purchase Agreement (the “SPA”) with YCIG, Inc. (“YCIG”) whereby the Company issued to YCIG 300,000 shares of Series B Preferred Stock at $1.00 per share and warrants to purchase up to fifteen percent (15%) of shares of the Company’s issued and outstanding common stock as of January 3, 2017, at an exercise price of $0.001, and an expiration date of January 3, 2019. The Series B Preferred Stock is convertible into shares of Common Stock. The Series B Preferred Stock is redeemable at any time after March 31, 2018, at the sole option of the holder at a redemption price of $1.35 per share. Holders of the Series B Preferred Stock are entitled to receive dividends annually equal to $0.10 for each share of Series B Preferred Stock held. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock. Holders of Series B Preferred Stock are entitled to the majority vote of the Common stock issues and outstanding until such time that the Holder converts any portion of the Preferred Stock into common and thereafter to one vote for each share of Series B Convertible Preferred Shares held, are entitled to elect up to two members to the Company’s Board of Directors, and, absent such election, are provided certain voting and veto rights to any vote by the Board of Directors. In conjunction with and pursuant to the terms of the SPA, the Company entered into an Escrow Agreement whereby the Company is required to deposit shares of the Company’s common stock which shall be held in the Escrow Agent’s name and disbursed to YCIG, at the sole discretion and election of YCIG, pursuant to the terms of the SPA and the documents related thereto.

The Company has a “related party” relationship with YCIG as the result of the relationship, ownership and control of YCIG by Daniel R. Yazbeck, the Company’s Chief Executive Officer and sole Director, and YCIG’s ownership of shares of the Company’s common stock. The agreements described above were entered into an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other potential subscribers and/or investors that do not have a related party relationship with the Company.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, Escrow Agreement, and the Form of Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the documents and agreements. A copy of the SPA, the Escrow Agreement, and the Form of Warrant is filed as Exhibit 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

Settlement Agreement and Release – Daniel R. Yazbeck and MyDx, Inc.

On December 23, 2016, the Company entered into a settlement and release agreement (the “Yazbeck Settlement”) with Daniel R. Yazbeck, the Chief Executive Officer and Director of the Company (“Yazbeck”), relating to certain bona fide, outstanding, and past-due liabilities of the Company in the aggregate principal amount of approximately $321,000 for certain unpaid base salary and bonus obligations that remained deferred and/or outstanding, due and owing to Yazbeck.

Under the terms of the Yazbeck Settlement, Yazbeck agreed to forgo and release any claims against the Company under that certain Employment Agreement, by and between Yazbeck and the Company, dated October 15, 2014 (the “Employment Agreement”) in exchange for (1) the issuance of fifty-one (51) shares of the Company’s Series A Preferred Stock (defined below); (2) the issuance of three hundred thousand (300,000) shares of the Company’s Series B Preferred Stock (defined below); (3) a warrant for fifteen percent (15%) of the common shares of the Company issued and outstanding as of January 3, 2017, at an exercise price of $0.001 per share, with an expiration date of January 3, 2019; and (4) the issuance of thirty million (30,000,000) shares of the Company’s restricted common stock.

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The Company has a “related party” relationship with Yazbeck by virtue of his position as the Company’s Chief Executive Officer and sole Director, and Yazbeck’s ownership of shares of the Company’s common stock and preferred stock. The Yazbeck Settlement described above was entered into on an arms-length basis, with terms and conditions comparable to those available to other entities and individuals that do not have a related party relationship with the Company.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Yazbeck Settlement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the agreement. A copy of the Yazbeck Settlement is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Settlement Agreement and Release – YCIG, Inc. and MyDx, Inc.

On January 4, 2017, the Company entered into a settlement and release agreement (the “YCIG Settlement”) with YCIG, Inc. (“YCIG”), relating to certain bona fide, outstanding, and past-due liabilities of the Company in the aggregate principal amount of approximately $224,040 arising from that certain loan agreement, by and between the Company and YCIG, dated December 10, 2015 (the “Loan Agreement”) and that certain revolving promissory note, executed by the Company in favor of YCIG, of even date therewith (the “Revolving Note”).

On January 3, 2017, YCIG issued a payment demand letter (the “Demand Letter”) to the Company alleging that the Company was in default under the Loan Agreement and Revolving Note for the Company’s failure to make monthly interest payments as contemplated thereunder and for breaches of the Loan Agreement (the “Events of Default”).

Under the terms of the YCIG Settlement, in lieu of receiving the immediate cash payment for the principal, interest and fees due and owing to YCIG from the Company under the Loan Agreement and the Revolving Note, YCIG agreed to settle and cure the Events of Default through the mutual amendment of specific terms of the Loan Agreement, as more fully described therein. As additional consideration for the YCIG Settlement, YCIG agreed to return 210,894 shares of the Company’s common stock. The return the 210,894 shares of the Company’s common stock by YCIG was effected as of December 30, 2016.

The Company has a “related party” relationship with YCIG as the result of the relationship, ownership and control of YCIG by Daniel R. Yazbeck, the Company’s Chief Executive Officer and sole Director, and YCIG’s ownership of shares of the Company’s common stock. The YCIG Settlement described above was entered into an arms-length basis, with terms and conditions comparable to those available to other entities and individuals that do not have a related party relationship with the Company.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the YCIG Settlement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the agreement. A copy of the YCIG Settlement is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

MyDx, Inc. (“MyDx” or the “Company”) is authorized to issue 10,000,000 shares of $0.001 par value “blank check” preferred stock (“Preferred Stock”). The Board of Directors of the Company has designated 51 shares of the Preferred Stock as Series A Preferred Stock and 300,000 shares of the Preferred Stock as Series B Preferred Stock, the number of shares designated and rights of each class are briefly described as follows:

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Series A Preferred Stock

On December 22, 2016, the Company designated 51 shares of Preferred Stock as Series A Preferred Stock (“Series A Preferred”). Among other provisions, each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The Series A Preferred has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Series B Preferred Stock

On December 23, 2016, the Company designated 300,000 shares of Preferred Stock as Series B Preferred Stock (“Series B Preferred”). The Series B Preferred is convertible into shares of Common Stock at a conversion price of $0.001. Holders of the Series B Preferred are entitled to receive dividends annually equal to $0.10 for each share of Series B Preferred held. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock. Holders of Series B Preferred are entitled to the majority vote of the Common Stock issued and outstanding until such time that the Holder converts any portion of the Series B Preferred into Common Stock and thereafter to one vote for each share of Series B Preferred held, are entitled to elect up to two members to the Company’s Board of Directors, and, absent such election, are provided certain voting and veto rights to any vote by the Board of Directors.

As of January 11, 2017, there were 10,000,000,000 shares of Common Stock authorized, with 768,145,263 shares of Common Stock issued and outstanding, and 10,000,000 shares of Preferred Stock authorized, with 51 shares of Series A Preferred issued and outstanding and 300,000 shares of Series B Preferred issued and outstanding. The terms of the Series A Preferred and Series B Preferred are more fully set forth in the Amendments to the Articles of Incorporation described in Item 5.03 below and filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On December 23, 2016, the Company filed an amendment to its articles of incorporation (the “Series A Preferred Designation Amendment”) with the Secretary of State of Nevada to, among other things, establish the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock. The Series A Preferred Designation Amendment became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 6, 2016, the Company filed an amendment to its articles of incorporation (the “Series B Preferred Designation Amendment”) with the Secretary of State of Nevada to, among other things, establish the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock. The Series B Preferred Designation Amendment became effective upon filing, and a copy is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 7.01.	Regulation FD Disclosure.

On January 6, 2017, we issued a shareholder letter attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation (Series A Preferred Designation), filed December 23, 2016
3.2	Amendment to Articles of Incorporation (Series B Preferred Designation), filed January 6, 2017
10.1	Advisory Services Agreement, dated December 1, 2016
10.2	Securities Purchase Agreement, dated December 23, 2016
10.3	Escrow Agreement, dated December 23, 2016
10.4	Form of Warrant
10.5	Settlement & Release Agreement – Daniel R. Yazbeck and MyDx, Inc., dated December 23, 2016
10.6	Settlement & Release Agreement – YCIG, Inc. and MyDx, Inc., dated January 4, 2017
99.1	Shareholder Letter of MyDx, Inc. dated January 6, 2017*

*  The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: January 11, 2016	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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